UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 12, 2017
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Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
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DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5100 E Skelly Dr., Suite 500, Tulsa, OK	74135
	(Address of Principal Executive Offices)	(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
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☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 12, 2017, the Board of Directors of Matrix Service Company (the "Company"), upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, temporarily increased the size of the Board from eight to nine members and appointed Martha Z. Carnes to serve as a member of the Board of Directors, to fill the resulting vacancy, for a term commencing on July 13, 2017 and expiring at the Annual Meeting of Stockholders of the Company in 2017 and until her successor is duly elected and qualifies, unless she sooner dies, retires or resigns. The size of the Board will revert to seven coincident with the 2017 Annual Meeting when I. Edgar (Ed) Hendrix and Michael J. Hall retire from the Board at the end of their current terms in accordance with the Board's retirement policy. The Board of Directors also appointed Ms. Carnes to serve on each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors coincident with the commencement of her service as a director.
Ms. Carnes retired from PricewaterhouseCoopers LLP ("PwC") in June 2016, where she had a thirty-four year career with the firm. She was an assurance partner serving large, publicly traded companies in the energy industry. Ms. Carnes held a number of leadership positions with PwC including the Houston office Managing Partner. She also served as PwC's Energy and Mining leader in the United States where she led the firm's energy and mining assurance, tax, and advisory practices. Ms. Carnes also served as one of PwC's Risk Management Partners and was PwC's United States representative on the firm's Global Communities Board. She also serves on the Supervisory Board of Core Laboratories N.V., a Netherlands company that provides reservoir description and production enhancement services to the oil and gas industry, and is the Chairman of the Audit Committee. Ms. Carnes is the Chairman of the Governing Board of the Greater Houston Community Foundation, and has chaired their Compensation, Strategy, and Finance & Administration Committees. She is also a member of the Board of Trustees at Texas Children's Hospital where she serves on the Audit and Compliance; Operations, Planning and Development; and Risk Management and Insurance Committees.
As a non-employee director of the Company, Ms. Carnes will receive the same compensation provided to all non-employee members of the Company’s Board of Directors. The compensation of non-employee directors of the Company is described in the Company’s proxy statement for the 2016 Annual Meeting under the caption "Director Compensation."
Also in conjunction with her appointment, the Company will enter into an Indemnification Agreement with Ms. Carnes, the form of which has been filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed June 9, 2015. The Indemnification Agreement provides indemnity to the director against liabilities incurred in the performance of her duties to the fullest extent permitted by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: July 18, 2017	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer